                      THE FINANCE COMPANY OF PENNSYLVANIA

                               226 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA 19106
                            TELEPHONE: 215-351-4778

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 1996

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     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Finance Company of Pennsylvania, a Pennsylvania corporation, will be held in the Independence Room of The Downtown Club, Public Ledger Building, 11th Floor, S.W. Corner 6th and Chestnut Streets, Philadelphia, Pennsylvania 19106, on Tuesday, April 16, 1996 at 11:00 A.M., Local Time, for the following purposes:

     1. To elect two directors to hold office for a term of three years and until their successors are duly elected and qualified.

     2. To vote upon ratification of the selection of Deloitte & Touche as auditors of the Company for the period April 16, 1996 to April 14, 1997.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof; all as set forth in the Proxy Statement accompanying this Notice.

     The stock transfer books of the Company will not be closed but, in lieu thereof, the Board of Directors has fixed the close of business on March 23, 1996, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the Meeting.

                                   By order of the Board of Directors,

                                                  DORANNE H. CASE
                                           Assistant Secretary/Treasurer
Dated: March 27, 1996

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     If you do not expect to be present at the Meeting but wish your stock to be voted, please date, fill in and sign the enclosed form of Proxy and mail it in the enclosed stamped envelope. It is important that Proxies be returned promptly.

This report is signed on behalf of the registrant (or depositor or trustee) in the City of Philadelphia and State of Pennsylvania on ___________ day of ___________ 1997.




                                     __________________________________________
                                     (Name of registrant, depositor or trustee)


Witness___________________           By:_______________________________________

    (Name and Title)                 (Name and title of person signing
                                     on behalf of registrant, depositor
                                     or trustee)


Doranne H. Case                      Charles E. Mather, III
Assistant Secretary/Treasurer        President